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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 22, 1994
                                -----------------
                                 Date of Report


                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

        1-4448                                          36-0781620
- - ------------------------                      ---------------------------------
(Commission file number)                      (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois                    60015
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(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (708) 948-2000


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                               (Page 1 of 5 pages)

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Item 5.   Other Events.

     On December 20, 1994, the Registrant issued a press release; the text of which is attached hereto.


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FOR IMMEDIATE RELEASE
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News media contact:                Mary Thomas, (708) 948-2815

Investor relations contacts:       Jessica Fisher, (708) 948-4639
                                   Neville Jeharajah, (708) 948-2875


              BAXTER COMPLETES SALE OF ITS DIAGNOSTICS -- PRODUCTS
                    MANUFACTURING BUSINESSES TO BAIN CAPITAL


     DEERFIELD, Ill., December 20, 1994 -- Baxter said today that it has completed the sale of its diagnostics-products manufacturing businesses to Bain Capital for approximately $415 million.

     "We are pleased that this transaction has closed. It is another indication that we are delivering on our commitments to enhance shareholder value," said Vernon R. Loucks Jr., Baxter's chairman and chief executive officer. "And, by retaining the rights to distribute all current diagnostics products, we reinforce our commitment to our clinical laboratory customers. We intent to maintain our leadership position in the laboratory-distribution business."

     Baxter said the proceeds of the transaction will allow it to reduce its net debt-to-capital ratio to the 40 percent range, compared with 50 percent at the end of 1993. Baxter already had reduced its net debt by $479 million as of September 30, 1994.

                                     -more-

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BAXTER - PAGE 2

     The $415 million will consist of approximately $375 million of cash and retained accounts receivable and $40 million in preferred stock. Baxter had announced in October that the price of the diagnostics-products manufacturing businesses was $448 million, subject to adjustments. The reduction from the sale price previously announced resulted from several factors, including settlement of litigation and other adjustments.

     "We're excited about adding Dade International to our portfolio of businesses," said Stephen Pagliuca, managing director of Bain Capital. "We now can begin to pursue additional growth opportunities for Dade worldwide while still benefiting from Baxter's distribution of Dade products in the United States," he added.

     Scott Garrett, Dade's chief executive officer noted that the transaction will be transparent to customers. "As an independent business, Dade now represents a diversified diagnostics company, marketing more than 1,500 products to 62 countries worldwide. We are looking forward to working with our clinical laboratory customers as partners to help reduce costs and improve patient care."

     Though its subsidiaries, Baxter International is the leading manufacturer and marketer of health-care products and services to health-care providers in nearly 100 countries. The company concentrates research-and-development programs in biotechnology, cardiovascular medicine, renal therapy and other medical fields. Baxter reported sales of $8.9 billion in 1993.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  BAXTER INTERNATIONAL INC.
                                                  ------------------------------
                                                        (Registrant)

                                                  By: /s/ A. Gerard Sieck
                                                     ---------------------------
                                                        A. Gerard Sieck
                                                        Secretary

Date: December 22, 1994